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SYSCO                                                               [SYSCO LOGO]
SYSCO Corporation                                                   NEWS RELEASE
1390 Enclave Parkway
Houston, Texas 77077-2099               FOR MORE INFORMATION
(281) 584-1390
                                        CONTACT:  Toni R. Spigelmyer
                                                  Director, Investor & Media
                                                  Relations
                                                  (281) 584-1458




                   JOHN M. CASSADAY NOMINATED FOR ELECTION TO
                           SYSCO'S BOARD OF DIRECTORS

     HOUSTON, SEPTEMBER 28, 2004 - SYSCO Corporation (NYSE: SYY) today announced that John M. Cassaday, president and chief executive officer of Corus Entertainment Inc. of Toronto, Canada (TSX: CJR.B; NYSE: CJR) has been nominated for election to serve on SYSCO's Board of Directors. Mr. Cassaday will stand for election at SYSCO's Annual Meeting on November 12, 2004.

     Richard J. Schnieders, SYSCO's chairman and chief executive officer, said, "Mr. Cassaday's more than 30 years of business experience will add a new perspective to our Board, expanding our leadership capabilities. His wealth of expertise, not only from his media affiliations, but also from his tenure with several leading packaged goods companies, will make him an excellent addition."

     Mr. Cassaday, 51, has been president and chief executive officer of Corus Entertainment Inc. since its inception in September 1999 and he served as president and chief executive officer of CTV Television Network Ltd. from 1990 to 1997. Prior to becoming associated with CTV, his career included various executive positions with leading packaged goods companies, including Campbell Soup Company, General Foods and RJR-MacDonald Inc.

     Mr. Cassaday earned a bachelor of arts degree from the University of Western Ontario in 1976. In 1981 he received his master of business administration degree with Dean's List honors from the University of Toronto's
Rotman School of Management, where he was honored in 1998 as their most distinguished alumni. Mr. Cassaday and his wife Mary have three children and reside in Toronto.

     SYSCO is the largest foodservice marketing and distribution organization in North America. For the fiscal year ended July 3, 2004 the company reported sales of $29.3 billion. SYSCO provides food and related products and services to approximately 400,000 restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers throughout the United States and Canada. For more information about SYSCO visit the company's Internet home page at www.sysco.com.

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